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                                                                     EXHIBIT 23




                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration

Statement on Form S-8 (No. 33-64198) of Dana Corporation of our report dated

February 13, 1994 appearing on page 18 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report on the Financial Statement

Schedules, which appears on page 15 of this Form 10-K.



/s/ PRICE WATERHOUSE
    ----------------------

Toledo, Ohio
March 14, 1994





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